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                                                                     EXHIBIT 5.1
                               Opinion of Counsel




          SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.
                                     LAWYERS

           OFFICES                                         Mailing Address
2500 First Union Capitol Center  September 23, 2002         P.O. Box 2611
 Raleigh, North Carolina 27601                         Raleigh, North Carolina
                                                      Telephone: (919) 821-1220
                                                      Facsimile: (919) 821-6800

Triangle Pharmaceuticals, Inc.
4 University Place
4611 University Drive
Durham, North Carolina 27707

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the U.S. Securities and Exchange Commission on or about the date hereof in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of shares of the Company's common stock, $0.001 par value per share ("Common Stock"), and shares of the Company's preferred stock, $0.001 par value per share ("Preferred Stock," together with the Common Stock, collectively referred to herein as the "Shares"), with an aggregate offering price of up to $80,000,000. The Shares are being registered for offer and sale from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and the supplements to the Prospectus to be filed at a future time (the "Prospectus Supplements"). As described in the Registration Statement, the Shares may be sold pursuant to a definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, in substantially the form to be filed at a future time under a Current Report on Form 8-K.

     We have examined the Second Restated Certificate of Incorporation of the Company, as amended, the Restated Bylaws of the Company, the Unanimous Written Consent of the Board of Directors of the Company relating to the authorization of the Registration Statement and of the offering of the Shares (the "Consent") and such other corporate documents and records as we have deemed necessary for purposes of the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies, and the authenticity of


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     originals of such latter documents. In rendering the opinion set forth below, we have relied on a certificate of a Company officer, whom we believe is responsible.


         Based upon and subject to the foregoing and the additional limitations and qualifications set forth below, it is our opinion that:

         1. With respect to shares of Common Stock, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the shares of Common Stock, the terms of the offering thereof and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor approved by the Board of Directors of the Company (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any shares of Preferred Stock, in accordance with the terms of such shares or the instrument governing such shares providing for such conversion or exercise as approved by the Board of Directors of the Company, for the consideration approved by the Board of Directors of the Company (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable; and

         2. With respect to shares of Preferred Stock, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption, and filing, of a Certificate of Designations relating to such Preferred Stock (a "Certificate") with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law, and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, upon payment of the consideration therefor approved by the Board of Directors of the Company (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such shares of Preferred Stock or the instrument governing such shares providing for such conversion or exercise as approved by the Board of Directors of the Company, for the consideration approved by the Board of Directors of the Company (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

         The foregoing opinions are also subject to the qualification that the Shares, when issued, will not when taken together with the then issued and outstanding capital stock of the Company, exceed the authorized capital stock of the Company.

         This opinion is limited to the corporation law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction. The opinion expressed herein does not extend to compliance with federal and state securities laws relating to the sale of the Shares.

         We hereby consent to the reference to our firm in the Registration Statement, the Prospectus and the Prospectus Supplements under the heading "Legal Matters" and to the filing



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of this opinion as an exhibit to the Registration Statement. Such consent shall not be deemed to be an admission that our firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

         Our opinion is as of the date hereof, and we do not undertake to advise you of matters that might come to our attention subsequent to the date hereof which may affect our legal opinion expressed herein.

                                            Sincerely yours,

                                            SMITH, ANDERSON, BLOUNT,
                                            DORSETT, MITCHELL & JERNIGAN, L.L.P.

                                            /s/  SMITH, ANDERSON, BLOUNT,
                                            DORSETT, MITCHELL & JERNIGAN, L.L.P.